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                                                                    EXHIBIT 99.9


                                                       As of October 13, 1998


Nomura Asset Capital Corporation
2 World Financial Center
21st Floor
New York, New York  10281


                  Re: Loan from Nomura Asset Capital Corporation (together with its successors and assigns, "Lender") to MEI Holdings, L.P. ("Borrower")


Ladies and Gentlemen:

                  Borrower and Lender have executed and delivered that certain Loan Agreement dated as of June 5, 1997 as amended by that certain Letter Agreement dated as of June 27, 1997, as amended by that certain Letter Agreement dated as of March 30, 1998 as amended and restated by that certain Amended and Restated Loan Agreement dated as of May 8, 1998 as further amended by that certain Letter Agreement dated the date hereof between Borrower and Lender (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Loan Agreement.

                  Borrower acknowledges that the documents set forth on Exhibit A hereto that were to have been delivered at the Closing have not been delivered. Borrower acknowledges that Lender does not waive delivery of those documents and performance of certain conditions, and, as an inducement to Lender to advance the Loan being advanced today and to extend the Maturity Date of the Loan, Borrower agrees to perform those conditions and deliver the documents set forth on Exhibit A hereto, in each case to Lender's satisfaction, within the applicable time periods set forth on Exhibit A hereto.



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                  This letter agreement shall constitute a Loan Document. Upon any failure to complete the conditions or deliver the documents within the applicable time periods set forth on Exhibit A, Lender shall have the right to declare an Event of Default for all purposes under the Loan Agreement and the other Loan Documents. Except as expressly set forth herein, Lender, has not, and shall not been deemed to have, waived compliance by Borrower with any provision of the Loan Documents or to have waived any rights of Lender thereunder.

                  This letter agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without regard to principles of conflicts of laws. This letter agreement may not be modified or amended or any term or provision hereof waived or discharged except by a writing signed by Lender and Borrower. All of the terms of this letter agreement shall be binding upon Borrower, its respective successors and assigns, and inure to the benefit of Lender.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]




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                  IN WITNESS WHEREOF, Borrower has executed this letter
agreement as of the date first written above.


                                  Very truly yours,


                                  MEI HOLDINGS, L.P., a Delaware limited
                                  partnership

                                  By: MEI GENPAR, L.P.
                                      its general partner


                                      By: HH GenPar Partners,
                                          its general partner


                                          By: Hampstead Associates, Inc.,
                                              a managing general partner


                                          By: /s/ KYM IRVIN
                                              ------------------------------
                                              Name:  Kym Irvin
                                              Title: Authorized Representative






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                                    EXHIBIT A






====================================================================================================================
DELIVERY                                                                                        TIME AFTER CLOSING
--------------------------------------------------------------------------------------------------------------------
1.       Borrower agrees to purchase the title                                                  Within 10 days of
         insurance policy evidenced by the title                                                Lender's request
         commitment issued by Stewart Title North Texas                                         or an Event of
         dated September 27, 1998 (No. 97113147)                                                Default.
         attached hereto as Exhibit B either upon Lender's request or within 10 days of the occurrence of an Event of Default.
--------------------------------------------------------------------------------------------------------------------
2.       Borrower agrees to deliver an opinions each in                                         10 Days
         a form reasonably acceptable to Lender from
         from New York counsel and California counsel
         where applicable with respect to the
         enforceability and due authorization of the
         relevant Loan Documents executed on the day
         hereof.
====================================================================================================================

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